UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

SCHEDULE 14A INFORMATION

____________________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

LONGEVERON INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 26, 2023

November [•], 2023

Dear Stockholders of Longeveron Inc.:

You are cordially invited to a Special Meeting of Stockholders (the “Special Meeting”) of Longeveron Inc. (the “Company”) to be held via live webcast at the virtual meeting site, www.colonialstock.com/LGVN2023, beginning at 11 a.m., Eastern Time.

The Special Meeting has been called by the Board of Directors to submit to stockholders for approval the following matters:

1.      The approval, pursuant to Nasdaq listing rules, of the issuance of the warrants and the issuance of the Company’s Class A Common Stock upon the exercise of our Common Stock warrants issued pursuant to the terms of a private placement financing transaction set forth in the Securities Purchase Agreement, dated October 11, 2023 (the “Purchase Agreement’), between the Company and the investor party thereto (the “Securities Purchase Agreement”) and the engagement letter, as amended, dated September 28, 2023, between the Company and H.C. Wainwright & Co., LLC (the “Engagement Letter”), which proposal we refer to as the “Warrant Exercise Proposal”; and

2.      The approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal.

A Proxy Statement describing these matters to be acted upon at the Special Meeting is attached. No other matters will be considered at the Special Meeting. The close of business on November 3, 2023 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on November 3, 2023 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the ”Notice”) instead of a paper copy of the attached Proxy Statement. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached Proxy Statement and a form of proxy card. All stockholders who request a paper copy of our proxy materials will receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to participate in the virtual online Special Meeting, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Special Meeting and wish to change your vote, you may do so simply by voting online during the meeting.

To log in to and participate in the virtual Special Meeting, you will need the stockholder control number and meeting password located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.

On behalf of Longeveron Inc., I thank you for your ongoing interest and investment in our company.

Sincerely,

Dr. Joshua Hare
Chairman of the Board of Directors

LONGEVERON INC.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 26, 2023

November [•], 2023

Dear Stockholders of Longeveron Inc.:

The Board of Directors (the “Board”) of Longeveron Inc., a Delaware corporation (the “Company”) has called for a Special Meeting of stockholders (the “Special Meeting”), to be held on Tuesday, December 26, 2023, at 11 a.m. Eastern Time, at the virtual meeting site www.colonialstock.com/LGVN2023. The Special Meeting will be held solely online, and as such there is no physical address for the Special Meeting, for the following purposes:

1.      Warrant Exercise.    To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of the warrants and the issuance of the Company’s Class A Common Stock upon the exercise of warrants pursuant to the terms of a private placement financing transaction set forth in the Securities Purchase Agreement, dated October 11, 2023, between the Company and the investor party thereto (the “Purchase Agreement”) and the engagement letter, dated September 28, 2023, between the Company and H.C. Wainwright & Co., LLC (the “Engagement Letter”), which proposal we refer to as the “Warrant Exercise Proposal”; and

2.      Adjournment Proposal.    Stockholder approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal or the Authorized Preferred Stock Proposal.

No other matters will be considered at the Special Meeting.

Pursuant to the Company’s Bylaws, as amended (the “Bylaws”), the Board has fixed the close of business on November 3, 2023 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Please complete, sign and submit your proxy, which is solicited by the Board of Directors, as soon as possible promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Special Meeting online and vote your shares at that time, your proxy will not be used.

This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.colonialstock.com/LGVN2023.

BY ORDER OF THE BOARD OF DIRECTORS,

Paul Lehr
Corporate Secretary
Miami, Florida

SPECIAL MEETING OF STOCKHOLDERS PROXY STATEMENT

		Page
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 26, 2023		1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING		2
Q:	What is the purpose of the Special Meeting?	2
Q:	Who is entitled to vote at the Special Meeting?	2
Q:	How do I vote?	2
Q:	What shares may I vote?	2
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
Q:	What are the recommendations of the Board?	3
Q:	What constitutes a quorum at the Special Meeting?	3
Q:	What vote is required to approve each proposal?	3
Q:	What is the effect of abstentions and broker non-votes?	3
Q:	May I change my vote?	4
Q:	Who is paying for this proxy solicitation?	4
Q:	How can I find out the results of the voting at the Special Meeting?	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		5
PROPOSALS TO BE ACTED UPON AT THE SPECIAL MEETING		6
PROPOSAL NO. ONE — APPROVAL OF THE ISSUANCE OF UP TO 5,018,183 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS.		6
PROPOSAL TWO — APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL ONE (WARRANT EXERCISE PROPOSAL)		10
OTHER MATTERS		11
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS		11
STOCKHOLDER PROPOSALS		11
INCORPORATION BY REFERENCE		11

i

LONGEVERON INC.

SPECIAL MEETING PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 26, 2023

The Notice of Special Meeting, Proxy Statement and Proxy are available at:
www.colonialstock.com/LGVN2023

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Longeveron Inc. (the “Company”) for a Special Meeting of Stockholders (the “Special Meeting”) and for any adjournment or postponement of the Special Meeting. The mailing of the notice of internet availability of these proxy materials will commence on November [•], 2023.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held. In this Proxy Statement, “we,” “us,” “our,” “Longeveron” and the “Company” refer to Longeveron Inc.

This Proxy Statement is being made available to you because you own shares of our Common Stock, par value $0.001 per share (the “Common Stock”), or Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), as of the record date, which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:     What is the purpose of the Special Meeting?

A:     The purposes of the Special Meeting are to hold a stockholder vote on the following matters:

1.      Warrant Exercise.    The approval of the issuance of up to (i) 4,848,486 shares of our Common Stock upon the exercise of our Common Stock purchase warrants issued to an institutional Purchaser in a private transaction that occurred concurrently with our registered offering that closed on October 13, 2023 (the “Purchaser Warrants”), and (ii) 169,697 shares of our Common Stock upon the exercise of a Common Stock purchase warrant issued to H.C. Wainwright & Co., LLC and its designees (the “Agent”) as partial compensation for services in connection with the referenced transaction (the “Placement Agent Warrant” and together with the Purchaser Warrants, the “Warrants”) that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Exercise Proposal”); and

2.      Adjournment Proposal.    The approval of a proposal to adjourn the annual or special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal or the Authorized Preferred Stock Proposal.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q:     Who is entitled to vote at the Special Meeting?

A:     Holders of record of our Common Stock and Class B Common Stock as of the close of business on November 3, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock and Class B Common Stock are entitled to vote on all matters brought before the Special Meeting.

As of the Record Date, there were            shares of Common Stock outstanding and entitled to vote and            shares of Class B Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote for each share of Common Stock outstanding as of the Record Date and holders of Class B Common Stock are entitled to five votes for each share of Class B Common Stock outstanding as of the Record Date.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting through the internet.

Q:     How do I vote?

A:     You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.colonialstock.com/LGVN2023. You also will be able to vote your shares online by attending the Special Meeting by webcast. To participate in the Special Meeting, you will need to enter the control number and meeting password included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker in order to vote your shares during the Special Meeting.

The online meeting will begin promptly at 11 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 10:30 a.m. Eastern Time. Please follow the registration instructions as outlined in this Proxy Statement.

Q:     What shares may I vote?

A:     You may vote all shares of Common Stock and Class B Common Stock of the Company that you owned as of the close of business on the Record Date. These shares include:

1.      those held directly in your name as the stockholder of record; and

2.      those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the record date.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record:    If your shares are registered directly in your name with Longeveron’s transfer agent, Colonial Stock Transfer Company, or the Transfer Agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Longeveron or to vote your shares virtually at the Special Meeting.

Beneficial Owner:    If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting.

Q:     What are the recommendations of the Board?

A:     The Board recommends that you vote:

1.      “FOR” the Warrant Exercise Proposal; and

2.      “FOR” the proposal to adjourn the Special Meeting if the Warrant Exercise Proposal is not approved by the requisite vote.

No other matters may be brought before the Special Meeting.

Q:     What constitutes a quorum at the Special Meeting?

A:     The presence in person or by proxy of the holders of a majority of the votes represented by the outstanding Common Stock is necessary to constitute a quorum at the Special Meeting. As of the Record Date,            shares of Common Stock representing the same number of votes and            shares of Class B Common Stock representing            votes were issued and outstanding. Thus, the presence at the Special Meeting, in person or by proxy, of holders of Common Stock or Class B Common Stock, or a combination thereof, representing at least            votes will be required to establish a quorum, which permits business to be conducted at the Special Meeting. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Q:     What vote is required to approve each proposal?

A:     Each proposal has its own vote requirement as follows:

Proposal One: Approval of the Warrant Exercise Proposal.    The Warrant Exercise Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Proposal Two: Adjournment.    The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Q:     What is the effect of abstentions and broker non-votes?

A:     An “abstain” vote is considered as present for the purposes of determining whether a quorum exists. Abstentions are not considered votes cast either for or against a proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass, abstentions will not have any effect on the outcome of the proposals presented at the Special Meeting.

A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. We believe that the Warrant Exercise Proposal will be considered a non-routine matter under applicable rules, while the adjournment proposal will be considered routine. Accordingly, brokers that do not receive instructions from the beneficial owner will be entitled to vote such owner’s shares in its discretion solely on the adjournment proposal. Broker non-votes will have no effect on the outcome of the Warrant Exercise Proposal.

Q:     May I change my vote?

A:     Yes. You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation to the Secretary of the Company or the Secretary’s designated agent bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee.

Q:     Who is paying for this proxy solicitation?

A:     We are paying for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company may retain a third-party proxy solicitor for the Special Meeting, whose costs, if retained, we estimate would be approximately $10,000. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Q:     How can I find out the results of the voting at the Special Meeting?

A:     Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the completion of the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of the Company’s Common Stock outstanding at the close of business on November 3, 2023 was            shares of Common Stock and            shares of Class B Common Stock. The following table sets forth the beneficial ownership of the Company’s Common Stock, as of November 3, 2023, by each Company director and executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to vesting, options and warrants currently exercisable or exercisable within 60 days after November 3, 2023 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the knowledge of the directors and executive officers of the Company, as of November 3, 2023, other than the individuals listed below, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, and none of the shares listed are pledged.

Name of Affiliate	Class A Common Stock Shares	%	Class B Common Stock Shares	%	% of Total Voting Power(1)	% of Total Common Stock Beneficially Owned
Greater than 5% Holder:
Donald M. Soffer	158,514		6,535,223
Executive Officers and Directors
Joshua M. Hare, M.D.(2)	372,140		7,612,902
Rock Soffer	293,007		410,094
Neil E. Hare(3)	59,764		—
Cathy Ross(4)	6,250		—
Ursula Ungaro(4)	6,250		—
Douglas Losordo(4)	6,250		—
Khoso Baluch	2,500		—
Jeffrey Pfeffer	2,500		—
Wa’el Hashad(5)	47,566		—
Lisa Locklear(6)	20,922		—
Paul Lehr(7)	174,556		—
Nataliya Agafonova(8)	16,360		—

____________

*        Less than 1%.

(1)      Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to five (5) votes per share, and holders of our Class A Common Stock are entitled to one (1) vote per share. See the section titled “Description of Capital Stock — Common Stock — Voting Rights” for additional information about the voting rights of our Class A Common Stock and Class B Common Stock.

(2)      Amount includes 1,078 RSUs that may vest and 35,625 stock options that are or may become exercisable within 60 days following November 3, 2023. Amount also includes 53,314 shares held by an affiliated entity. Dr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(3)      Amount includes 894 shares of Class A Common Stock owned by Global Vision Communications, LLC, where Mr. Hare is the managing member. Mr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(4)      Amount includes 1,250 stock options that are or may become exercisable within 60 days following November 3, 2023.

(5)      Amount includes 12,500 RSUs that may vest within 60 days following November 3, 2023.

(6)      Amount includes 10,000 RSUs that may vest within 60 days following November 3, 2023.

(7)      Amount includes 3,345 RSUs that may vest and 49,369 stock options that are or may become exercisable within 60 days following November 3, 2023.

(8)      Amount includes 7,500 RSUs that may vest within 60 days following November 3, 2023.

PROPOSALS TO BE ACTED UPON AT THE SPECIAL MEETING

PROPOSAL NO. ONE — APPROVAL OF THE ISSUANCE OF UP TO 5,018,183 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS.

General

We are seeking stockholder approval for the issuance of up to (i) 4,848,486 shares of our Common Stock upon the exercise of the Purchaser Warrants and (ii) 169,697 shares of our Common Stock upon the exercise of the Placement Agent Warrant, that were issued in and in connection with our offering that closed on October 13, 2023 (the “Offering”) as contemplated by Nasdaq Listing Rules, that may be equal to or exceed 20% of our Common Stock outstanding before such offering.

On October 11, 2023, we entered into a securities purchase agreement with an institutional Purchaser (the “Purchaser”), pursuant to which we sold 2,365,000 shares of the Company’s Common Stock and pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 59,243 shares of Common Stock. The shares of Common Stock, Pre-Funded Warrants and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants were offered by the Company pursuant to a prospectus supplement, dated October 11, 2023, and accompanying prospectus, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264142), which was declared effective by the Securities and Exchange Commission on April 14, 2022.

In a concurrent private placement, the Company also agreed to sell to the Purchaser unregistered Series A warrants to purchase up to an aggregate of 2,424,243 shares of Common Stock (the “Series A Warrants”) and unregistered Series B warrants to purchase up to an aggregate of 2,424,243 shares of its Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Purchaser Warrants”) (collectively, the “Private Placement”). The unregistered Series A Warrants have an exercise price of $1.65 per share, will become exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Series A Warrants, and have a term of five and one-half years from the date of issuance. The unregistered Series B Warrants have an exercise price of $1.65 per share, will become exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Series B Warrants, and have a term of eighteen months from the date of issuance.

On October 13, 2023, we issued the Placement Agent Warrant to H.C. Wainwright & Co., LLC and its designees as partial compensation for services rendered in connection with the Offering and Private Placement. The Offering closed on October 13, 2023. The shares of Common Stock issuable upon exercise of the Purchase Warrants and Placement Agent Warrant are referred to as the “Warrant Shares.” The gross proceeds received by us from the Offering were approximately $4.0 million before deducting the placement agent’s fees and the offering expenses. The Company expects to use the net proceeds from the Offering and the Private Placement to fund the ongoing clinical and regulatory development of Lomecel-B™ and for capital expenditures, working capital and general corporate purposes.

Description of Warrants

Pursuant to Nasdaq Stock Market Rule 5635(d), the Warrants are not exercisable until our stockholders approve the issuance of shares of Common Stock issuable upon exercise of the Warrants (“Warrant Approval”). We have agreed with the Purchaser that if we do not obtain Warrant Approval at any special meeting of our stockholders, we will a call additional shareholder meeting every ninety (90) days thereafter until the earlier of the date we obtain such approval or the warrants are no longer outstanding. The Series A Warrants will expire on the five and a half-year anniversary of the date of issuance, the Series B Warrant will expire eighteen months following the date of issuance and the Placement Agent Warrant will expire on October 11, 2028. The Purchaser Warrants have an initial exercise price of $1.65 per share and the Placement Agent Warrant has an initial exercise price of $2.0625 per share.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the number of shares of Common Stock to be issued will be rounded up to the nearest whole number.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of the Warrant, in each case, by the delivery date set forth in the Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any Common Stock pursuant to a validly-exercised Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day for each $1,000 of the shares of Common Stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the warrant share delivery date) until such time the shares of Common Stock are delivered or the holder rescinds such exercise.

Exercise Limitation

In general, a holder of the Warrants does not have the right to exercise any portion of a Warrant if the holder (together with its Attribution Parties (as defined in the Warrants)) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Adjustment for Stock Splits

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of Common Stock, stock dividends, stock splits, and combinations of our Common Stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the common warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of Common Stock acquirable upon complete exercise of the Warrants.

Purchase Rights

If we grant, issue or sell any shares of our Common Stock or securities exercisable for, exchangeable for or convertible into our Common Stock, or rights to purchase stock, common warrants, securities or other property pro rata to the record holders of any class of shares of our Common Stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrants immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a Fundamental Transaction (as defined below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the common warrant itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of our Common Stock, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon an exercise of the Warrants at any time after the consummation of the Fundamental Transaction but prior to the applicable expiration date of the common warrants, in lieu of shares of our Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, at the option of each holder (without regard to any limitation in the common warrant on the exercise of the Warrants), the number of shares of Common Stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrants been exercised immediately prior to such Fundamental Transaction.

If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Warrants and will be applied without regard to any limitations on the exercise of the Warrants.

In the event of a Fundamental Transaction, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the Warrants from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of the common warrants on the date of such Fundamental Transaction.

A “Fundamental Transaction” is defined in the Warrants to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our Common Stock or 50% or more of the voting power of the common equity.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the Warrants and a trading market is not expected to develop.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of a holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their Warrants.

Amendments

The Warrants may be amended with the written consent of the holder of such Warrant and the Company.

Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “LGVN.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding Common Stock or voting power of the issuer prior to the Offering. The issuance of the Purchaser Warrants and Placement Agent Warrant under the Purchase Agreement and Engagement Agreement, respectively, implicated Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of ordinary shares or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) equal to 20% or more of the ordinary shares or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the ordinary shares.

In order to comply with Nasdaq Listing Rule 5635(d), the Purchaser Warrants and the Placement Agent Warrant are not exercisable until Shareholder Approval is obtained.

Potential Consequences if Proposal One is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement and Engagement Agreement, as the Offering has already been completed and the Warrants have already been issued. We are only asking for approval to issue the shares underlying the Warrants upon exercise thereof.

The failure of our stockholders to approve this Proposal One will mean that: (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses.

The Purchaser Warrants and Placement Agent Warrant have initial exercise prices of $1.65 and $2.0625 per share, respectively. Accordingly, we would realize an aggregate of up to approximately $8.35 million in gross proceeds if all the Warrants were exercised based on such value. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Offering and the issuance of Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Warrants. We are required to seek such approval until such time as none of the Warrants are outstanding which could result in us seeking such approval every 90 days for five and a half years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance the clinical trials, regulatory approvals for, and commercialization of our products and product candidates.

Potential Adverse Effects of the Approval of Proposal One

If this Proposal One is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 5,018,183 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate, or our Amended and Restated Bylaws, as amended, with respect to the Warrant Exercise Proposal.

Required Vote

The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of this proposal. Abstentions, which are not considered to be votes cast, will have no effect with respect to this proposal. As noted above, we believe that this proposal will be considered “non-routine” and therefore broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal One to approve the Warrant Exercise Proposal.

PROPOSAL TWO — APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL ONE (WARRANT EXERCISE PROPOSAL).

Background of and Rationale for the Proposal

The Board believes that if the number of shares of the Company’s Common Stock outstanding and entitled to vote at the Special Meeting is insufficient to approve Proposal One (the Warrant Exercise Proposal), it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal (the “Adjournment Proposal”).

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our Common Stock will vote against the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting will be required to approve the Adjournment Proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal Two to approve the Adjournment Proposal.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability of Proxy Materials is being delivered to stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us at our corporate offices located at 1951 NW 7th Avenue, Suite 520, Miami, FL 33136, or by telephone: (305) 909-0840.

Stockholders who share an address but are receiving multiple copies of the Notice of Internet Availability of Proxy Materials may contact us through our corporate offices to request that a single copy be delivered.

STOCKHOLDER PROPOSALS

Proposals from stockholders intended to be presented at the 2024 annual meeting of stockholders should be addressed to Longeveron Inc., Attention: Corporate Secretary, 1951 NW 7th Avenue, Suite 520, Miami, FL 33136. We must receive the proposals by no earlier than 120 days and no later than 90 days prior to the first anniversary of the date on which the proxy statement was first made available to our stockholders in connection with the 2023 Annual Meeting, or no earlier than February 2, 2024 and no later than March 3, 2024. If we change the date of the next Annual Meeting by more than 30 days from the anniversary of the 2023 Annual Meeting of stockholders, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the next Annual Meeting and not later than 10 days following the announcement or public disclosure of such meeting date in order to be considered for inclusion in the proxy materials. Any stockholder who intends to solicit proxies in support of a director nominee other than the Company’s nominees must also comply with Rule 14a-19 under the Exchange Act. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Bylaws, which have been filed with the SEC, describe the requirements for submitting proposals at the 2024 annual meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws. The chairperson of the meeting shall, in his or her discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws or under the Exchange Act, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy for next year’s Annual Meeting in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail — Return Receipt Requested. Any nominations for director positions will be accepted in accordance with the procedures described in the Company’s proxy statement for its 2023 Annual Meeting of stockholders under the heading “Deadlines for Receipt of Stockholder Proposals”.

INCORPORATION BY REFERENCE

We hereby incorporate by reference the following items into this Proxy Statement: Items 7, 7A, 8 and 9 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission on March 14, 2023.

Voting Instructions You can vote by Internet or Telephone! Instead of mailing your proxy, you may choose one of the three voting options outlined below. VOTE BY INTERNET – www.colonialstock.com/Longeveron2023www.colonialstock.com/LGVN2023 i. You can view the Longeveron Inc. Proxy Statement and submit your vote online at the website listed above up until 6:007:00 p.m. ET on December 25, 2023. You will need the control number at the left in order to do so. ii. Follow the instructions on the secure website to complete your vote. VOTE BY PHONE – 877-285-8605 You may vote by phone until 6:007:00 p.m. ET on December 2522, 2023. Please have your notice and proxy card in hand when you call. VOTE BY MAIL • If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided. • Votes by mail must be received by December 22, 2023. Longeveron Inc. 1951 NW 7th Avenue, Suite 520 Miami, Florida 33136 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> Control #: 0000 0000 0000 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. THIS PROXY IS SOLICITED ON BEHALF OF THE REGISTRANT’S BOARD OF DIRECTORS. The undersigned hereby appoints Lisa Locklear and Paul Lehr, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Class A common stock, $0.001 par value per share and Class B common stock, $0.001 par value per share (collectively, the “Shares”) of Longeveron Inc. (the “Company”) which the undersigned would be entitled to vote at the SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE “MEETING”) TO BE HELD VIRTUALLY ON December 26, 2023, AT 11:00 a.m., NEW YORKEASTERN TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below: For Against Abstain 1. Approval of the issuance of up to 5,018,183 shares of our Common Stock upon the exercise of our Common Stock purchase warrants issued to an institutional Purchaser in and in connection with our registered offering that closed on October 13, 2023 that may be equal to or exceed 20% of our Common Stock outstanding before such offering. 2. Approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The board of directors recommends a vote FOR Proposals 1 and 2. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1 and 2. Please indicate if you plan to virtually attend this meeting. Yes No Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. Signature Date Signature (Joint Owners) Date